Exhibit 99.1

                   Digital Recorders, Inc. Announces
       Second Quarter 2005 Results; CEO Applauds Passage of New
 Transportation Funding; Operating Income Improves Over First Quarter


    DALLAS--(BUSINESS WIRE)--August 15, 2005--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a technology leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today it posted a net loss of 12 cents per share (inclusive of 5.5 cents per share stemming from non-cash charges related to the previously announced Series G Preferred Stock financing) on $12.7 million in sales in second quarter 2005. This compares to breakeven performance on $11.7 million in sales in the same period last year. "As previously announced, our second quarter results reflect in substantial part continued softness in the market created in our opinion by the ongoing delay in the federal reauthorization funding legislation. Last week, President Bush signed into law a $286.4 billion transportation bill, The Safe, Accountable, Flexible, Efficient Transportation Equity Act - A Legacy for Users (SAFETEA-LU). On an operating basis, we posted a 55.6 percent improvement in operating results compared to first quarter 2005," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said. On Aug. 15, 2005, the Company filed with the Securities and Exchange Commission a Form 10-Q for the quarter and six months ended June 30, 2005.

    Second Quarter 2005 Financial Results

    For the quarter ended June 30, 2005, sales increased by 8.5 percent to $12.7 million and the net loss to common shareholders was $1.2 million, or 12 cents per share. This compares to sales of $11.7 million and a net loss of $98 thousand, or one cent per share, for the same period last year. The amounts are after the provision for preferred stock dividends and the amortization of discount on preferred stock of $306 thousand and $275 thousand in second quarter 2005, and the provision for preferred stock dividends of $93 thousand in second quarter 2004.
    Weighted-average shares outstanding for the quarter ended June 30, 2005, were 9.6 million, as compared to 6.9 million a year ago, an increase of 39.1 percent resulting primarily from previously announced equity placements in 2004.
    As of June 30, 2005, the Company had $7.8 million in working capital and $22.1 million in shareholders' equity. This compares to $7.9 million in working capital and $23.6 million in shareholders' equity as of June 30, 2004.

    Long-Term Outlook

    "With the signing of SAFETEA-LU, we believe the cloud of uncertainty, which has cast a dark shadow over our served ITS market and industry for two years, has now dissipated. We believe that a more favorable and robust market will follow passage of SAFETEA-LU; this will require several quarters to become fully evident, so 2005 will largely remain unaffected," Mr. Turney said.
    Mr. Turney said the Company is in final stages of developing its strategic business plan and that, preliminarily, it appears to hold the possibility of revenue levels above the prior long-term outlook. This comes from a combination of initiatives launched in the past two years, including new products, new served markets, alliances, intensified sales and marketing efforts, and in bringing additional transit security-related products and services into the product mix. This, when coupled with the favorable outcome of the federal reauthorization funding legislation, should position the Company to exceed its previously stated long-term outlook of reaching $55 million to $60 million in annualized run rate revenue over the next 18 months to 24 months. "We are particularly optimistic about the business potential of our recently announced plans for additional transit security products and services, which we expect to unveil during APTA Expo 2005 in September. While these new plans will not have a material impact on the Company's 2005 results, we forecast improved operating results for 2006 and beyond. Despite the period-over-period fluctuations resulting from the nature of our contract-oriented business, I am quite optimistic about the long-term trends and indications."

    Conference Call Information

    The Company's senior management will discuss second quarter 2005 financial results, as well as the 2005 outlook, during an investors' conference call on Tuesday, Aug. 16, 2005, at 11 a.m. (Eastern).
    To participate in the call, dial one of the following telephone numbers at least five minutes prior to the start time: Domestic, 800-370-0740; or International, 973-409-9255. Telephone replay will be available through Tuesday, Aug. 30, 2005, via the following telephone numbers: Domestic, 877-519-4471 (Code No. 6373794); or International, 973-341-3080 (Code No. 6373794).
    To participate via webcast, go to
http://viavid.net/dce.aspx?sid=00002855. The webcast will be archived for 90 days.

    About APTA

    APTA is a nonprofit international association of more than 1,500 member organizations including public transportation systems; planning, design, construction and finance firms; product and service providers; academic institutions, and state associations and departments of transportation. APTA members serve the public interest by providing safe, efficient and economical public transportation services and products. Over ninety percent of persons using public transportation in the United States and Canada are served by APTA members.
    APTA Expo 2005 is slated to take place Sept. 26-28, 2005, at the Dallas Convention Center in Dallas. DRI's exhibit booth number is 3515. For more information about this transit industry event, refer to www.apta.com/expo2005.

    About the Company

    Digital Recorders, Inc. is a technology leader in transit, transportation, and law enforcement and security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/ automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest, and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning our future revenue projections, the impact of recent federal funding legislation, including the reauthorization of the Safe, Accountable, Flexible, Efficient Transportation Equity Act: A Legacy for Users, future product and service offerings, potential acquisitions or strategic alliances, as well as any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind future revenue projections may not prove accurate over time, risks that federal legislation related to the transportation/security industry would not prove to be beneficial to the Company, risks that future product and service offerings may not be accepted by our customers, risks that the Company might not identify or be able to consummate future acquisitions or strategic alliances or that if consummated that such transactions would prove to be beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                    CONSOLIDATED  BALANCE  SHEETS

         (In thousands, except shares and per share amounts)

                                                  June 30,    December
                                                     2005       31,
                                                  (Unaudited)   2004
                                                 ------------ --------
                     ASSETS
Current Assets
  Cash and cash equivalents                             $530     $841
  Trade accounts receivable, net                      10,827   10,208
  Other receivables                                      275      259
  Inventories                                         10,361    9,187
  Prepaids and other current assets                      425      381
                                                 ------------ --------
    Total current assets                              22,418   20,876
                                                 ------------ --------

Property and equipment, net                            3,688    3,562
Goodwill, net                                          9,915   11,636
Intangible assets, net                                 1,248    1,490
Deferred tax assets, net                                 113      148
Other assets                                             337      329
                                                 ------------ --------
    Total assets                                     $37,719  $38,041
                                                 ============ ========

    LIABILITIES  AND  SHAREHOLDERS'  EQUITY
Current Liabilities
  Lines of credit                                     $5,620   $3,717
  Current maturities of long-term debt                   815    2,394
  Accounts payable                                     5,564    4,525
  Accrued expenses                                     2,558    2,241
  Preferred stock dividends payable                       36       52
                                                 ------------ --------
    Total current liabilities                         14,593   12,929
                                                 ------------ --------

Long-term debt and capital leases, less current
 maturities                                               70      653
                                                 ------------ --------

Deferred tax liabilities                                 370      377
                                                 ------------ --------

Minority interest in consolidated subsidiary             604      441
                                                 ------------ --------

Commitments and contingencies                             --       --

Shareholders' Equity
  Series E Redeemable, Nonvoting, Convertible
   Preferred Stock, $.10 par value, liquidation
   preference of $5,000 per share; 500 shares
   authorized; 207 shares issued and outstanding
   at June 30, 2005 and December 31, 2004,
   respectively.                                         615      615
  Series G Redeemable, Convertible Preferred
   Stock, $.10 par value, liquidation preference
   of $5,000 per share; 600 shares authorized;
   386 and 0 shares issued and outstanding at
   June 30, 2005 and December 31, 2004,
   respectively; redeemable at the discretion of
   the Company after five years.                       1,613       --
  Series AAA Redeemable, Nonvoting, Convertible
   Preferred Stock, $.10 par value, liquidation
   preference of $5,000 per share; 20,000 shares
   authorized; 178 and 246 shares issued and
   outstanding at June 30, 2005 and December 31,
   2004, respectively; redeemable at the
   discretion of the Company.                            890    1,230
  Common stock, $.10 par value, 25,000,000
   shares authorized; 9,690,848 and 9,599,036
   shares issued and outstanding at June 30,
   2005 and December 31, 2004, respectively.             969      960
  Additional paid-in capital                          30,478   29,815
  Accumulated other comprehensive income -
   foreign currency translation                        1,684    3,617
  Accumulated deficit                                (14,167) (12,596)
                                                 ------------ --------
    Total shareholders' equity                        22,082   23,641
                                                 ------------ --------
    Total liabilities and shareholders' equity       $37,719  $38,041
                                                 ============ ========


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
         CONSOLIDATED  STATEMENTS  OF  OPERATIONS (UNAUDITED)
      FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004

          (In thousands, except share and per share amounts)

                            Three Months Ended   Six Months Ended June
                                  June 30,                30,
                           --------------------- ---------------------
                             2005       2004       2005       2004
                           ---------- ---------- ---------- ----------

Net sales                    $12,666    $11,746    $23,295    $23,882
Cost of sales                  7,599      6,792     13,960     13,929
                           ---------- ---------- ---------- ----------
  Gross profit                 5,067      4,954      9,335      9,953
                           ---------- ---------- ---------- ----------

Operating expenses
  Selling, general and
   administrative              4,967      4,276      9,497      8,146
  Research and development       387        436        771        970
                           ---------- ---------- ---------- ----------
    Total operating
     expenses                  5,354      4,712     10,268      9,116
                           ---------- ---------- ---------- ----------

  Operating income (loss)       (287)       242       (933)       837
                           ---------- ---------- ---------- ----------

Other income                      80         40        124         81
Foreign currency gain
 (loss)                         (116)        19       (233)       (96)
Interest expense                (138)      (349)      (262)      (590)
                           ---------- ---------- ---------- ----------
    Total other income and
     interest expense           (174)      (290)      (371)      (605)
                           ---------- ---------- ---------- ----------

  Income (loss) before
   income tax expense           (461)       (48)    (1,304)       232

Income tax benefit
 (expense)                       (55)        33       (106)       (44)
                           ---------- ---------- ---------- ----------

  Income (loss) before
   minority interest in
   income of consolidated
   subsidiary                   (516)       (15)    (1,410)       188

Minority interest in
 income of consolidated
 subsidiary                      (97)        10       (162)       (26)
                           ---------- ---------- ---------- ----------

  Net income (loss)             (613)        (5)    (1,572)       162

  Provision for preferred
   stock dividends              (306)       (93)      (347)      (174)
  Amortization for
   discount on preferred
   stock                        (275)        --       (275)        --
                           ---------- ---------- ---------- ----------

  Net loss applicable to
   common shareholders       $(1,194)      $(98)   $(2,194)      $(12)
                           ========== ========== ========== ==========

Net loss per share
 applicable to common
 shareholders
    Basic and diluted         $(0.12)    $(0.01)    $(0.23)       $--

                           ========== ========== ========== ==========
Weighted average number of
 common shares and common
 share equivalent
 outstanding
    Basic and diluted      9,671,068  6,858,851  9,636,110  5,423,802
                           ========== ========== ========== ==========


    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com